UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 1, 2006

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Atlanta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4©)

Item 5.02                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 5, 2005, Schweitzer-Mauduit announced the retirement of Jean-Pierre Le Hétêt, effective January 31, 2006.  Mr. Le Hétêt joined the company in 1979 and successfully held the positions of Engineer, LTR Industries Mill Manager, Assistant General Manager of LTR Industries and Papeteries de Mauduit, General Manager of LTR Industries and Papeteries de Mauduit, President of French Operations and most recently Chief Operating Officer of Schweitzer-Mauduit since 1998. He has also been a Director of Schweitzer-Mauduit since its spin-off from Kimberly-Clark in 1995.

Effective January 31, 2006, Mr. Le Hétêt resigned his position on the Board of Directors, in accordance with the Company’s By-Laws.

On December 8, 2005, the Board of Directors of Schweitzer-Mauduit appointed Mr. Frederic Villoutreix as an executive officer with the title of Chief Operating Officer, effective February 1, 2006.

Mr. Villoutreix, age 41, joined Schweitzer-Mauduit in December 2005 from Compagnie de Saint-Gobain, a leading French multi-national manufacturer of numerous industrial products, where he had worked since 1990.  He held key manufacturing positions in Europe and the United States with Saint-Gobain, including General Manager, World Construction Products and Stone, Luxemburg (2001-2004), and most recently Vice President, Abrasives Europe and Coated Abrasives (2004-2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

	By:	/s/ PAUL C. ROBERTS
Paul C. Roberts
Chief Financial Officer and Treasurer

Dated: February 1, 2006